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                                                                  EXHIBIT 3.2(B)

FORM NO. 3A                                               REGISTRATION NO. 27492

                                 [BERMUDA LOGO]

                          CERTIFICATE OF INCORPORATION
                               ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of THE COMPANIES ACT 1981 GOWIN HOLDINGS INTERNATIONAL LIMITED by resolution and with the approval of the Registrar of Companies that changed its name and was registered as TRENWICK GROUP LTD. on the 27th day of March, 2000.

[Seal of Bermuda
Registrar of Companies]

                                          Given under my hand and the Seal of
                                          the

                                          REGISTRAR OF COMPANIES this

                                          3RD day of APRIL, 2000.

                                                  /s/ CYNTHIA THOMAS

                                          for REGISTRAR OF COMPANIES